EXHIBIT 2.1a

                                 PROMISSORY NOTE

MAKER:    OrderPro Logistics, Inc.
          Tucson, Arizona

DATE:     November 15, 2002                                  AMOUNT:  $35,000.00

The undersigned ("Maker,") promises to pay to the order of PAUL TITUS, ("Lender"), at 10955 Lowell Avenue, Suite 600, Overland, Kansas, 66313, the principal sum of $35,000.00, 90 days after the date herein.


Maker

OderPro Logistic, Inc.



By: ____________________________ (SEAL)
    Richard Windorski, President